EXHIBIT 99.1

CIT Group Inc.
NOTICE DATE REPORT

Set forth below is the Notice Date Report as of the Fiscal Quarter ended March 31, 2010, pursuant to Section 7.15 (e) of the First Supplemental Indenture between CIT Group Inc., as Issuer, the Guarantors named herein, as Guarantors, and Deutsche Bank Trust Company Americas, as Trustee, Series A Parent Collateral Agent and Series A Subsidiary Collateral Agent, dated as of December 10, 2009.

1.	Sweep Cash Amount as of the end of such Fiscal Quarter		$479,054,412

2.	Other Available Cash as of the end of such Fiscal Quarter		$5,378,442,193

3.	a.	Payments made during such Fiscal Quarter with respect to obligations that were TTF Requirements as of the end of the three then most recently completed Fiscal Quarters	$4,198,526,815

	b.	Payments made during such Fiscal Quarter with respect to Qualified Debt Obligations	$2,022,970,996

	c.	The projected amounts of such payments for the following 12-month period	$4,788,981,518

4.	a.	Permitted Bank Investments made during such Fiscal Quarter	$0

	b.	Required Bank Investments made during such Fiscal Quarter	$0

	c.	Required Bank Investments made during such Fiscal Quarter from Available Cash	$204,044,174

5.	Business Reinvestments made during such Fiscal Quarter		$0

6.	Payments made or required to be made to repay or repurchase Indebtedness outstanding under the Credit Agreement, Series B Notes or Notes, as applicable, during the Fiscal Quarter in which this report is received		$1,500,000,000

/s/ Mark Carlson

SVP and Assistant Treasurer
CIT Group Inc.